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                                                                     Exhibit 3.7

        ARTICLES OF AMENDMENT TO ARTICLES OF INCORPORATION OF GR-MONTANA






                               SECRETARY OF STATE

                                STATE OF MONTANA



                            CERTIFICATE OF AMENDMENT
                       TO THE CERTIFICATE OF INCORPORATION



            I, VERNER L. BERTELSEN, Secretary of State of the State of Montana, do hereby certify that the Articles of Amendment to the Articles of Incorporation of GOLD RESERVE CORPORATION, a Montana profit corporation, duly executed pursuant to the provisions of Section 35-1-210, Montana Code Annotated, have been received in my office and conform to law.



            NOW, THEREFORE, I, VERNER L. BERTELSEN, as such Secretary of State, by virtue of the authority vested in me by law, hereby issue this Certificate of Amendment to the Certificate of Incorporation of GOLD RESERVE CORPORATION, a Montana profit corporation, and attach hereto a copy of the Articles of Amendment to the Articles of Incorporation.






                              IN WITNESS WHEREOF, I have hereunto
                              set my hand and affixed the Great
                              Seal of the State of Montana, at
                              Helena, the Capital, this October
                              14, A.D. 1988.


                                      VERNER L. BERTELSEN
                                           SECRETARY OF STATE
(GREAT SEAL)

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                              ARTICLES OF AMENDMENT
                                       TO
                            ARTICLES OF INCORPORATION
                                       OF
                            GOLD RESERVE CORPORATION


            Pursuant to the provisions of Section 55 of the Montana Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

            FIRST:  The name of the corporation is "GOLD RESERVE CORPORATION".

            SECOND: The following amendments to the Articles of Incorporation were adopted by the shareholders of the corporation on April 10, 1986, in the manner prescribed by the Montana Business Corporation Act.

            ARTICLE IV of the Articles of Incorporation has been amended to read:

            "The duration of the existence of Gold Reserve Corporation shall be perpetual".

            The number of shares of the corporation outstanding at the time of such adoption was 4,678,980 and the number of shares entitled to vote thereon was 4,678,980. The number of shares voted for such amendment was 3,828,996; against 53,338 and abstained 38,068. Motion Passed.

            ARTICLE VI of the Articles of Incorporation has been amended to read:

            "The stock of the corporation shall be reverse split at the ratio of 5 to 1 which shall reduce the authorized stock from 30,000,000 to 6,000,000 with no par value per share (As amended July 16, 1973) (That portion as to no par value was amended May 31, 1973).

            The capital stock of the Corporation shall be $3,000,000, divided into 20,000,000 shares of no par value per share. The capital stock of this Corporation, after the amount of the subscription price or par value has been paid in, shall not be subject to assessment to pay the debts of this Corporation and shall have no pre-emptive rights in or right to subscribe for any additional stock which may at any time be issued by the Corporation".


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            The number of shares of the corporation outstanding at the time of such adoption was 4,678,980 and the number of shares entitled to vote thereon was 4,678,980. The number of shares voted for such amendment was 3,519,517; against 293,291; abstained 87,614. Motion Passed.

            DATED this 30th day of September, 1988.

                                         GOLD RESERVE CORPORATION


                                         BY: /s/ Rockne J. Timm
                                            ----------------------------------
                                                    Its President


                                         BY: /s/ William B. Bantz
                                            ----------------------------------
                                                    Its Assistant Secretary


STATE OF WASHINGTON    )
                       )  ss.
County of Spokane      )

            I, Geneva Rhoads, a Notary Public, do hereby certify that on this 30th day of September , 1988, personally appeared before me Rockne J. Timm and William B. Bantz, to me known to be the President and Assistant Secretary of Gold Reserve Corporation and that they signed the foregoing document as President and Assistant Secretary, respectively, of the Corporation, and that the statements therein contained are true.


                      /s/ Geneva Rhoads
                      ------------------------------------------------
                            Notary Public in and for the State of Washington, Residing at Spokane

                            My Commission Expires   8/6/92
                                                  ------------------

                                                       [SEAL]

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